SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 1, 2003

GRAFTECH INTERNATIONAL LTD.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13888	06-1385548
(State or Other	(Commission File Number)	(I.R.S. Employee
Jurisdiction of Incorporation)		Identification Number)

Brandywine West, 1521 Concord Pike, Suite 301, Wilmington, Delaware 19803
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code:  302-778-8227

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.

        On October 1, 2003, GrafTech International Ltd. (the “GrafTech”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities Inc., as representative for the underwriters named therein, in connection with the proposed underwritten public offering of 22 million shares of GrafTech’s common stock at a price of $8.00 per share. GrafTech has also granted the underwriters a 30-day option to purchase up to an additional 3.3 million shares of common stock to cover over-allotments. The shares of common stock are being offered pursuant to the registration statements on Form S-3 (File Nos. 333-108039 and 333-109380) filed by GrafTech and certain of its subsidiaries with the Commission pursuant to the Securities Act of 1933, as amended, which were declared effective by the Commission on September 17, 2003 and October 2, 2003, respectively (collectively, the “Registration Statements”).

        The Underwriting Agreement and an opinion of counsel related to the offering are filed as Exhibits 1.1 and 5.1, respectively, to this Report and are incorporated by reference herein and in each of the Registration Statements.

        This Report is not an offer to sell or the solicitation of an offer to buy nor shall there be any sale of our securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. The offering of our securities shall be made only by means of a prospectus contained in the Registration Statements filed and declared effective by the Commission.

Item 7.  Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated October 1, 2003, among GrafTech, J.P. Morgan Securities Inc. and the other underwriters named therein.

5.1	Opinion of Kelley Drye & Warren LLP regarding the validity of the securities registered.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, GrafTech has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:     October 2, 2003

GRAFTECH INTERNATIONAL LTD. By: /s/ Karen G. Narwold —————————————— Karen G. Narwold Vice President, General Counsel, Human Resources and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated October 1, 2003, among GrafTech, J.P. Morgan Securities Inc. and the other underwriters named therein.

5.1	Opinion of Kelley Drye & Warren LLP regarding the validity of the securities registered.